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                                                                      EXHIBIT 23

                          Melillo & Mitchell, LLC
                          Certified Public Accountants


                                        January 5, 2000



     We consent to the incorporation by reference in the Registration Statements of Hypercom Corporation on Forms S-8 (File Nos. 333-40457, 333-40459, 333-40461 and 333-40333) of our report dated March 10, 1999, on our audits of the consolidated financial statements of Golden Eagle LLC as of December 31, 1998 and 1997, and for the year ended December 31, 1998 and 1997, included in this Current Report on Form 8-K.

                                        Very truly yours,

                                        MELILLO & MITCHELL, LLC
                                        Certified Public Accountants


                                        /s/ Scott S. Mitchell CPA
                                        ----------------------------
                                        Scott S. Mitchell